Exhibit 99.9

NOTICE TO U.S. HOLDERS OF GUOTAI JUNAN SHARES AND HAITONG SHARES IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to the following announcements and you are therefore advised to read the following disclaimer carefully before accessing, reading or making any other use of the following announcements. In, and as a result of, accessing this document you agree, and you are deemed to agree, to be bound by the following terms and conditions.

The Proposed Merger will involve the exchange of securities of two joint stock companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. U.S. holders of Guotai Junan Shares or Haitong Shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of Guotai Junan Securities and Haitong Securities is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of Guotai Junan Shares or Haitong Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of Guotai Junan Shares or Haitong Shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act, or pursuant to an exemption from such registration. The shares to be issued under the Proposed Placement will not be registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the U.S. and will be issued in a transaction exempt from registration under the U.S. Securities Act. The Guotai Junan Shares to be issued pursuant to the Proposed Merger are not, and will not be, registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the U.S. and will be issued to U.S. holders of Haitong Shares in reliance on the exemption from registration provided by Rule 802 under the U.S. Securities Act and in reliance on available exemptions from any state law registration requirements and/or any applicable securities laws. The Guotai Junan Shares to be issued pursuant to the Proposed Merger will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act to the same extent and proportion as the Haitong Shares for which they were exchanged in the Proposed Merger.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Guotai Junan Shares to be issued in connection with the Proposed Merger, or determined if the following announcements are accurate or complete. Any representation to the contrary is a criminal offence. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the Guotai Junan Shares to be issued in connection with the Proposed Merger, Guotai Junan Securities will submit to the US Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of Haitong Shares related to the Proposed Merger.

The receipt of Guotai Junan Shares or cash proceeds from the exercise of the put options pursuant to the Proposed Merger by a U.S. holder of Guotai Junan Shares or Haitong Shares (as applicable) may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other tax laws. Each holder of Guotai Junan Shares and Haitong Shares is urged to consult an independent professional adviser immediately regarding applicable tax consequences of the Proposed Merger.

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of the Company, nor is it any solicitation of any vote or approval in any jurisdiction.

This announcement is not for release, publication or distribution, in whole or in part, in, into or from any jurisdiction where to do so would constitute a violation of the applicable laws or regulations of such jurisdiction.

Guotai Junan Securities Co., Ltd.

國泰君安証券股份有限公司

(A joint stock company incorporated in the People’s Republic of China with limited liability)

(Stock Code: 02611)

PROPOSED MERGER AND SHARE EXCHANGE OF

GUOTAI JUNAN SECURITIES AND HAITONG SECURITIES

POLL RESULTS OF THE 2024 THIRD EXTRAORDINARY

GENERAL MEETING

Reference is made to the circular (the “Joint Circular”) jointly issued by Guotai Junan Securities Co., Ltd. (the “Company”) and Haitong Securities Co., Ltd. (“Haitong Securities”) and the notice of the 2024 third extraordinary general meeting issued by the Company, each dated 22 November 2024. Unless otherwise defined, capitalised terms used herein shall have the same meanings as those defined in the Joint Circular.

CONVENING THE EGM

The 2024 third extraordinary general meeting of the Company (the “EGM”) was held at Xinghui Hall, 2nd Floor, Yan’an Hotel, No. 1111 Yan’an Middle Road, Jing’an District, Shanghai, China at 1:30 p.m. on 13 December 2024. The convening and holding of the EGM were in compliance with the requirements of the applicable laws and regulations of the PRC and the articles of association of the Company.

The EGM was presided over by Mr. ZHU Jian, the chairman of the board of the Company. The directors of the Company, namely Mr. ZHU Jian, Mr. LI Junjie, Mr. LI Renjie, Mr. BAI Wei, and Mr. YIM, Chi Hung Henry, the supervisors of the Company, namely, Mr. WU Hongwei, Mr. ZHOU Zhaohui, Mr. SHEN Yun, Mr. ZUO Zhipeng and Mr. XIE Min, and Mr. NIE Xiaogang, the vice president and chief financial officer, the chief risk officer and the Board secretary of the Company attended the EGM.

VOTING ARRANGEMENT

Voting for the resolutions submitted to the shareholders of the Company at the EGM was conducted by poll, which includes both onsite voting and, for A shareholders of the Company only, online voting. Representatives of shareholders of the Company, supervisors of the Company, representatives from Haiwen & Partners, the PRC legal advisor to the Company and Computershare Hong Kong Investor Services Limited, the H share registrar of the Company, were appointed by the Company as the scrutineers for the EGM.

The total number of issued shares of the Company as at the date of the EGM was 8,903,730,620 shares, comprising 7,511,903,440 A shares of the Company and 1,391,827,180 H shares of the Company, which was the total number of eligible shares that entitled the shareholders of the Company to attend and vote for or against or abstain from voting on the resolutions proposed at the EGM. There were no treasury shares held by the Company as at the date of the EGM.

Subsidiaries of the Company who are shareholders of the Company did not attend the EGM and not exercise the voting rights on any of the proposed resolutions. Haitong Securities and its subsidiaries who are shareholders of the Company have abstained from voting on the special resolutions regarding the Proposed Merger (i.e. special resolutions numbered 1, 2.1 (with all sub-resolutions thereunder), 2.3, 3, 4, 6, 8 to 21). Shanghai International and its associates have abstained from voting on the special resolutions regarding the Proposed Placement (i.e. special resolutions numbered 2.2 (with all sub-resolutions thereunder), 5, 7, and 22).

The shares of the Company held by any member of the DBS Group acting in the capacity of an exempt principal trader (the “DBS EPT Entities”) connected with Haitong Securities shall not be voted at the EGM in accordance with the requirement of Rule 35.4 of the Takeovers Code, unless, subject to the consent of the Executive, (i) such DBS EPT Entity holds the relevant shares of the Company as a simple custodian for and on behalf of non-discretionary clients, (ii) there are contractual arrangements in place between such DBS EPT Entity and such non-discretionary client that strictly prohibit such DBS EPT Entity from exercising any voting discretion over such shares of the Company, and (iii) all voting instructions shall originate from such non-discretionary client only (if no instructions are given, then no votes shall be cast for the relevant shares of the Company held by such DBS EPT Entity). DBS EPT Entities did not exercise the voting rights attached to any of the shares of the Company held in their names (other than those underlying shares of the Company held by them as simple custodians for and on behalf of non-discretionary clients who are entitled to vote in the context of the Proposed Merger and Proposed Placement (to the extent that they are aware, having made reasonable enquiries) and over which the relevant DBS EPT Entities have no voting discretion) in respect of all of the special resolutions at the EGM.

Save as disclosed above, there was no restriction on any shareholder of the Company casting votes on the resolutions at the EGM. There were no shares entitling any shareholder of the Company to attend but were required to abstain from voting in favour as set out in Rule 13.40 of the Hong Kong Listing Rules, and no shareholder of the Company was required under the Hong Kong Listing Rules to abstain from voting. None of the shareholders of the Company had stated their intention in the Joint Circular to vote against or abstain from any of the proposed resolutions. There were no shares actually voted but excluded from calculating the poll results of the proposed resolutions.

EGM ATTENDANCE

Details of the shareholders of the Company and authorized proxies present at the EGM are as follows:

Number of shareholders of the Company and authorized proxies attending the EGM	3,899
Of which: Number of A shareholders of the Company	3,897
Number of H shareholders of the Company	2

Total number of the voting shares held by the attendees	6,949,403,715
Of which: Total number of shares held by A shareholders of the Company	5,835,303,128
Total number of shares held by H shareholders of the Company	1,114,100,587

Percentage of the total number of voting shares of the Company (%)	78.0504
Of which: Percentage of the voting shares held by A shareholders of the Company to the total number of voting shares of the Company (%)	65.5377
Percentage of the voting shares held by H shareholders of the Company to the total number of voting shares of the Company (%)	12.5127

POLL RESULTS

The poll results in respect of the proposed resolutions are set out as follows:

No.	SPECIAL RESOLUTIONS		For		Against		Abstain
			No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
1.	To consider and approve that the Proposed Merger and the Proposed Placement have complied with the requirements of relevant laws and regulations in relation to the material asset restructuring of listed companies.	A shares	5,815,893,196	99.6674	19,005,832	0.3257	404,100	0.0069
		H shares	1,111,635,447	99.7815	2,411,001	0.2164	22,800	0.0021
		Total	6,927,528,643	99.6857	21,416,833	0.3082	426,900	0.0061
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.

No.	SPECIAL RESOLUTIONS				For		Against		Abstain
					No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
2.	To consider and approve the proposal of the Proposed Merger and the Proposed Placement and related transaction.
	2.1	Details of the Proposed Merger:
		2.1.1	Parties to the Proposed Merger;	A shares	5,815,691,494	99.6639	19,206,434	0.3291	405,200	0.0070
				H shares	1,104,881,646	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,573,140	99.6825	21,617,434	0.3114	428,000	0.0061
		2.1.2	Method of the Proposed Merger;	A shares	5,815,605,094	99.6624	19,258,634	0.3300	439,400	0.0076
				H shares	1,104,978,766	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,583,860	99.6812	21,669,634	0.3121	462,200	0.0067
		2.1.3	Class and par value of the Guotai Junan Shares to be issued upon Share Exchange;	A shares	5,815,492,394	99.6605	19,353,034	0.3317	457,700	0.0078
				H shares	1,104,954,824	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,447,218	99.6796	21,764,034	0.3135	480,500	0.0069
		2.1.4	Share Exchange targets and Record Date for Share Exchange;	A shares	5,815,560,896	99.6617	19,279,632	0.3304	462,600	0.0079
				H shares	1,104,978,331	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,539,227	99.6806	21,690,632	0.3124	485,400	0.0070
		2.1.5	Exchange price and Exchange Ratio;	A shares	5,814,977,594	99.6517	19,738,634	0.3383	586,900	0.0100
				H shares	1,104,935,216	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,919,912,810	99.6722	22,149,634	0.3190	609,700	0.0088
		2.1.6	Number of Guotai Junan Shares to be issued under the Share Exchange;	A shares	5,815,498,694	99.6606	19,301,234	0.3308	503,200	0.0086
				H shares	1,104,978,024	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,476,718	99.6797	21,712,234	0.3127	526,000	0.0076
		2.1.7	Place of listing of the Guotai Junan Shares to be issued under the Share Exchange;	A shares	5,815,696,394	99.6640	18,937,234	0.3245	669,500	0.0115
				H shares	1,104,977,991	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,674,385	99.6825	21,348,234	0.3075	692,300	0.0100
		2.1.8	Arrangements for Haitong Share-Exchange Shareholder who holds Haitong Shares with Share Restrictions;	A shares	5,815,490,994	99.6605	19,272,734	0.3303	539,400	0.0092
				H shares	1,104,977,986	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,468,980	99.6796	21,683,734	0.3123	562,200	0.0081

No.	SPECIAL RESOLUTIONS			For		Against		Abstain
				No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
	2.1.9	Protection mechanism for the interests of Guotai Junan Dissenting Shareholders;	A shares	5,815,523,294	99.6610	19,063,834	0.3267	716,000	0.0123
			H shares	1,104,978,034	99.7802	2,411,000	0.2177	22,800	0.0021
			Total	6,920,501,328	99.6800	21,474,834	0.3093	738,800	0.0107
	2.1.10	Protection mechanism for the interests of Haitong Dissenting Shareholders;	A shares	5,815,480,894	99.6603	19,071,234	0.3268	751,000	0.0129
			H shares	1,110,507,048	99.7813	2,411,000	0.2166	22,800	0.0021
			Total	6,925,987,942	99.6797	21,482,234	0.3092	773,800	0.0111
	2.1.11	Disposal of creditors’ rights and debts involved in the Proposed Merger and the Proposed Placement;	A shares	5,815,444,394	99.6597	19,267,334	0.3302	591,400	0.0101
			H shares	1,110,457,247	99.7813	2,411,000	0.2166	22,800	0.0021
			Total	6,925,901,641	99.6792	21,678,334	0.3120	614,200	0.0088
	2.1.12	Transfer of assets;	A shares	5,815,575,394	99.6619	19,244,134	0.3298	483,600	0.0083
			H shares	1,111,666,787	99.7815	2,411,000	0.2164	22,800	0.0021
			Total	6,927,242,181	99.6811	21,655,134	0.3116	506,400	0.0073
	2.1.13	Arrangements for employees;	A shares	5,815,499,894	99.6606	19,283,434	0.3305	519,800	0.0089
			H shares	1,106,203,657	99.7805	2,411,000	0.2175	22,800	0.0020
			Total	6,921,703,551	99.6798	21,694,434	0.3124	542,600	0.0078
	2.1.14	Arrangements for Transitional Period;	A shares	5,815,523,894	99.6610	19,253,634	0.3300	525,600	0.0090
			H shares	1,106,203,572	99.7805	2,411,000	0.2175	22,800	0.0020
			Total	6,921,727,466	99.6801	21,664,634	0.3120	548,400	0.0079
	2.1.15	Arrangements for profit distribution and accumulated profits.	A shares	5,815,484,694	99.6604	19,261,534	0.3301	556,900	0.0095
			H shares	1,106,203,571	99.7805	2,411,001	0.2175	22,800	0.0020
			Total	6,921,688,265	99.6795	21,672,535	0.3121	579,700	0.0084
	As more than two-thirds of the votes were cast in favour of each of these resolutions, each of these resolutions was duly passed as a special resolution.

No.	SPECIAL RESOLUTIONS				For		Against		Abstain
					No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
	2.2	Details of the Proposed Placement:
		2.2.1	Fundraising amount under the Proposed Placement;	A shares	3,120,439,342	99.3167	20,940,034	0.6665	529,800	0.0168
				H shares	835,191,452	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,630,794	99.3993	23,351,034	0.5868	552,600	0.0139
		2.2.2	Class and par value of the Placement A Shares;	A shares	3,120,351,742	99.3139	21,026,634	0.6692	530,800	0.0169
				H shares	835,191,191	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,542,933	99.3971	23,437,634	0.5890	553,600	0.0139
		2.2.3	Pricing basis, date of pricing and issue price of the Placement A Shares;	A shares	3,117,935,542	99.2370	23,440,834	0.7461	532,800	0.0169
				H shares	835,171,234	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,953,106,776	99.3364	25,851,834	0.6496	555,600	0.0140
		2.2.4	Issuance targets and method of subscription of the Proposed Placement;	A shares	3,120,332,042	99.3132	21,046,634	0.6699	530,500	0.0169
				H shares	835,171,247	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,503,289	99.3966	23,457,634	0.5895	553,300	0.0139
		2.2.5	Number of the shares to be issued under the Proposed Placement;	A shares	3,120,329,842	99.3132	21,060,234	0.6703	519,100	0.0165
				H shares	835,191,224	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,521,066	99.3966	23,471,234	0.5898	541,900	0.0136
		2.2.6	Place of listing of the Placement A Shares;	A shares	3,120,530,142	99.3196	20,612,234	0.6560	766,800	0.0244
				H shares	835,171,211	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,701,353	99.4016	23,023,234	0.5785	789,600	0.0199
		2.2.7	Lock - up period of the Placement A Shares;	A shares	3,120,553,826	99.3203	20,828,534	0.6629	526,816	0.0168
				H shares	835,191,246	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,745,072	99.4022	23,239,534	0.5840	549,616	0.0138
		2.2.8	Use of proceeds of the Proposed Placement;	A shares	3,120,471,642	99.3177	20,720,034	0.6595	717,500	0.0228
				H shares	835,185,991	99.7094	2,411,000	0.2878	22,800	0.0028
				Total	3,955,657,633	99.4001	23,131,034	0.5813	740,300	0.0186
		2.2.9	Arrangements for profit distribution and accumulated profits.	A shares	3,120,360,742	99.3142	20,810,234	0.6623	738,200	0.0235
				H shares	835,324,893	99.7095	2,411,000	0.2878	22,800	0.0027
				Total	3,955,685,635	99.3974	23,221,234	0.5835	761,000	0.0191
		As more than two-thirds of the votes were cast in favour of each of these resolutions, each of these resolutions was duly passed as a special resolution.
	2.3	Effective period of the resolution.		A shares	5,815,622,994	99.6627	19,173,634	0.3286	506,500	0.0087
				H shares	1,104,970,401	99.7802	2,411,000	0.2177	22,800	0.0021
				Total	6,920,593,395	99.6815	21,584,634	0.3109	529,300	0.0076
		As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.

3.	To consider and approve the MAR Report and its extract.	A shares	5,814,069,694	99.6361	19,190,934	0.3289	2,042,500	0.0350
		H shares	1,104,923,435	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,918,993,129	99.6591	21,601,934	0.3111	2,065,300	0.0298
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.

No.	SPECIAL RESOLUTIONS		For		Against		Abstain
			No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
4.	To consider and approve the execution of the Merger Agreement.	A shares	5,815,496,794	99.6606	19,230,334	0.3296	576,000	0.0098
		H shares	1,104,986,166	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,482,960	99.6797	21,641,334	0.3117	598,800	0.0086
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
5.	To consider and approve the execution of the Placement Subscription Agreement.	A shares	3,120,454,542	99.3171	20,839,934	0.6633	614,700	0.0196
		H shares	835,166,576	99.7094	2,411,000	0.2878	22,800	0.0028
		Total	3,955,621,118	99.3997	23,250,934	0.5843	637,500	0.0160
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
6.	To consider and approve that the Proposed Merger and the Proposed Placement constitute material asset restructuring of Guotai Junan Securities.	A shares	5,815,521,094	99.6610	19,037,334	0.3262	744,700	0.0128
		H shares	1,104,962,424	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,483,518	99.6800	21,448,334	0.3089	767,500	0.0111
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
7.	To consider and approve that the Proposed Placement constitutes a related party/connected transaction.	A shares	3,120,676,342	99.3242	19,006,534	0.6049	2,226,300	0.0709
		H shares	835,112,624	99.7094	2,411,000	0.2879	22,800	0.0027
		Total	3,955,788,966	99.4053	21,417,534	0.5382	2,249,100	0.0565
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
8.	To consider and approve that the Proposed Merger and the Proposed Placement have complied with the requirements under sections 11 and 43 of the Administrative Measures for Restructuring.	A shares	5,815,487,994	99.6604	18,982,234	0.3253	832,900	0.0143
		H shares	1,104,942,591	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,430,585	99.6795	21,393,234	0.3081	855,700	0.0124
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
9.	To consider and approve that the Proposed Merger and the Proposed Placement have complied with the requirements under section 4 of the Guideline No. 9 for the Regulation of Listed Companies – Regulatory Requirements for Listed Companies’ Planning and Implementation of Material Asset Restructurings.	A shares	5,815,464,194	99.6600	19,025,734	0.3260	813,200	0.0140
		H shares	1,105,089,466	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,553,660	99.6792	21,436,734	0.3088	836,000	0.0120
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
10.	To consider and approve that the Proposed Merger and the Proposed Placement do not constitute restructuring for listing under section 13 of the Administrative Measures for Restructuring.	A shares	5,815,320,094	99.6575	19,083,034	0.3270	900,000	0.0155
		H shares	1,105,004,047	99.7802	2,411,001	0.2177	22,800	0.0021
		Total	6,920,324,141	99.6771	21,494,035	0.3096	922,800	0.0133
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.

No.	SPECIAL RESOLUTIONS		For		Against		Abstain
			No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
11.	To consider and approve the completeness and compliance of the legal procedures and the validity of the legal documents submitted with respect to the Proposed Merger and the Proposed Placement.	A shares	5,815,479,394	99.6603	19,008,134	0.3257	815,600	0.0140
		H shares	1,104,994,026	99.7802	2,411,002	0.2177	22,800	0.0021
		Total	6,920,473,420	99.6794	21,419,136	0.3085	838,400	0.0121
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
12.	To consider and approve that the relevant parties of the Proposed Merger and the Proposed Placement do not fall under prohibition to participate in any material asset restructuring of listed companies under section 12 under the Guidelines No. 7 for the Regulation of Listed Companies – Regulation of the Abnormal Trading of Stocks Relating to the Material Asset Restructurings of Listed Companies and section 30 under the Guidelines No. 6 of the Shanghai Stock Exchange for Self-Regulation Rules for Listed Companies – Material Asset Restructuring.	A shares	5,815,454,294	99.6598	19,025,434	0.3260	823,400	0.0142
		H shares	1,104,977,981	99.7802	2,411,004	0.2177	22,800	0.0021
		Total	6,920,432,275	99.6791	21,436,438	0.3088	846,200	0.0121
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
13.	To consider and approve that the Proposed Merger and the Proposed Placement have complied with section 11 of the Administrative Measures for the Registration of Securities Offering by Listed Companies.	A shares	5,815,498,194	99.6606	18,991,834	0.3255	813,100	0.0139
		H shares	1,104,978,034	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,476,228	99.6797	21,402,834	0.3083	835,900	0.0120
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
14.	To consider and approve the purchases or sales of assets within the 12 months before the Proposed Merger and the Proposed Placement.	A shares	5,815,473,294	99.6602	19,027,334	0.3261	802,500	0.0137
		H shares	1,105,042,171	99.7802	2,411,009	0.2177	22,800	0.0021
		Total	6,920,515,465	99.6793	21,438,343	0.3088	825,300	0.0119
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
15.	To consider and approve the pro forma consolidated financial statements related documents in relation to the Proposed Merger and the Proposed Placement.	A shares	5,815,526,594	99.6611	18,957,034	0.3249	819,500	0.0140
		H shares	1,104,993,994	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,520,588	99.6801	21,368,034	0.3078	842,300	0.0121
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
16.	To consider and approve the Orient Securities Valuation Report in relation to the Proposed Merger and the Proposed Placement.	A shares	5,813,967,794	99.6344	19,110,034	0.3275	2,225,300	0.0381
		H shares	1,104,994,018	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,918,961,812	99.6576	21,521,034	0.3100	2,248,100	0.0324
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.

No.	SPECIAL RESOLUTIONS		For		Against		Abstain
			No. of shares	Percentage (%)	No. of shares	Percentage (%)	No. of shares	Percentage (%)
17.	To consider and approve the independence of Orient Securities as the valuer, the reasonableness of the assumptions adopted and the relevance between the method and purpose of valuation, and the fairness of the valuation.	A shares	5,813,806,394	99.6316	19,058,334	0.3266	2,438,400	0.0418
		H shares	1,104,977,987	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,918,784,381	99.6553	21,469,334	0.3092	2,461,200	0.0355
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
18.	To consider and approve the dilution of current returns, remedial measures and undertakings from relevant entities in relation to the Proposed Merger and the Proposed Placement.	A shares	5,813,889,694	99.6330	20,574,334	0.3526	839,100	0.0144
		H shares	1,104,959,971	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,918,849,665	99.6565	22,985,334	0.3311	861,900	0.0124
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
19.	To consider and approve the Future Return Plan.	A shares	5,814,052,396	99.6358	20,523,332	0.3517	727,400	0.0125
		H shares	1,104,977,331	99.7802	2,411,000	0.2177	23,458	0.0021
		Total	6,919,029,727	99.6588	22,934,332	0.3303	750,858	0.0109
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
20.	To consider and approve the grant of authorisation at a general meeting to Guotai Junan Board and its authorised person to exercise full powers to deal with matters relating to the Proposed Merger and the Proposed Placement.	A shares	5,815,470,594	99.6601	18,995,534	0.3255	837,000	0.0144
		H shares	1,104,978,024	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,920,448,618	99.6793	21,406,534	0.3083	859,800	0.0124
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
21.	To consider and approve the specific mandate at a general meeting to the Guotai Junan Board to issue Guotai Junan A Shares and Guotai Junan H Shares in respect of the Proposed Merger.	A shares	5,813,973,594	99.6345	20,514,734	0.3516	814,800	0.0139
		H shares	1,104,978,036	99.7802	2,411,000	0.2177	22,800	0.0021
		Total	6,918,951,630	99.6577	22,925,734	0.3302	837,600	0.0121
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.
22.	To consider and approve the specific mandate at a general meeting to the Guotai Junan Board to issue Placement A Shares in respect of the Proposed Placement.	A shares	3,120,343,642	99.3136	20,757,134	0.6607	808,400	0.0257
		H shares	835,171,224	99.7094	2,411,000	0.2878	22,800	0.0028
		Total	3,955,514,866	99.3969	23,168,134	0.5822	831,200	0.0209
	As more than two-thirds of the votes were cast in favour of this resolution, the resolution was duly passed as a special resolution.

Please refer to the Joint Circular for details of the above resolutions.

LAWYER’S CERTIFICATION

The Company engaged Haiwen & Partners to certify the EGM. Haiwen & Partners appointed attorneys Mou Jian, Zheng Yan and Yang Xiaolong to attend the EGM and issued the legal opinion stating that the convening and procedures of the EGM, the qualifications of the convener, the qualifications of the shareholders of the Company or their proxies who attended the on-site meeting of the EGM, and the voting procedures were in compliance with the relevant laws and the relevant provisions of articles of association of the Company. The poll results of the EGM are valid.

WARNING: The Effectiveness Conditions must be fulfilled before the Merger Agreement becomes effective. Therefore, the Merger Agreement may or may not become effective. H shareholders of the Company and potential investors in the securities of the Company should be aware that the Proposed Merger is subject to the Conditions set out in the Joint Circular being satisfied or waived, as applicable, and the Company does not provide any assurance that any or all Conditions can be satisfied, and thus the Merger Agreement may or may not become effective or, if effective, may or may not be implemented or completed. Shareholders of the Company and potential investors in the securities of the Company should therefore exercise caution when dealing in Guotai Junan H Shares. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional adviser.

By order of the Board Guotai Junan Securities Co., Ltd. ZHU Jian Chairman

Shanghai, the PRC

13 December 2024

As at the date of this announcement, the executive directors of the Company are Mr. ZHU Jian and Mr. LI Junjie; the non-executive directors of the Company are Mr. LIU Xinyi, Ms. GUAN Wei, Mr. ZHONG Maojun, Mr. CHEN Hua, Mr. SUN Minghui, Mr. ZHANG Manhua, Mr. WANG Tao and Mr. CHEN Yijiang; and the independent non-executive directors of the Company are Mr. DING Wei, Mr. LI Renjie, Mr. BAI Wei, Mr. WANG Guogang, Mr. YIM, Chi Hung Henry and Mr. PU Yonghao.

The directors of the Company jointly and severally accept full responsibility for the accuracy of the information contained in this announcement, and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement misleading.